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                                                EXHIBIT 99

                    MIDWEST GRAIN PRODUCTS, INC.

                           EXHIBIT INDEX



     Exhibit
     Number                 Description




       15 Letter from independent public accountants pursuant to paragraph (d) of Rule 10-01 of Regulation S-X
               (incorporated by reference to Independent
               Accountants' Review Report at page 2 hereof).

       20      Report to Stockholders for the three months ended
               September 30, 1994 (without financial statements).

       27      Financial Data Schedule for the quarter ended
               September 30, 1994.